Exhibit (10)(d)



                       WEST PHARMACEUTICAL SERVICES, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT
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     As of April 30, 2002, West  Pharmaceutical  Services,  Inc. (referred to as the "Company") and Donald E. Morel, Jr. (referred to as "you" and "your"), agree:


1.   Definitions. As used herein:

     (a)  "Board" means the Board of Directors of the Company.

     (b)  "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Committee" means those members of the Board who have been designated pursuant to the Plan to act in that capacity.

     (d) "Date of Exercise" means the date on which you deliver the notice required by Paragraph 5 hereof in accordance with the Plan document.

     (e) "Date of Grant" means April 30, 2002, the date on which the Committee awarded the Option.

     (f) "Employer" means the Company or the Subsidiary for which you are performing services on the Date of Exercise, or for which you were performing services at the time of your death, disability or other termination of employment.

     (g)  "Expiration Date" means the earliest of the following:

          (i) If you cease to be employed by the Employer for any reason other than death, disability or retirement (as determined by the Committee), the date three months after the termination of employment;

          (ii) If you cease to be employed by the Employer because of death or disability (as determined by the Committee), the date twelve months after the date you terminate employment;

          (iii) The 10th anniversary of the Date of Grant; or

          (iv) The occurrence of any of the activities specified in Paragraph 6 hereof.

     (h) "Fair Market Value" means the Fair Market Value of a share of Company common stock as determined pursuant to the Plan.

     (i)  "Option" means the option hereby granted.

     (j)  "Option Price" means $27.985 per Share, as calculated under the Plan.

     (k) "Person" means an individual, a corporation, a partnership, an association, a trust or other entity or organization.

     (l) "Plan" means the West Pharmaceutical Services, Inc. 1998 Key Employee Incentive Compensation Plan, the terms of which are incorporated herein by reference.

     (m) "Share Price" means the closing price of the Company's common stock quoted in the New York Stock Exchange Composite Transactions as published in the New York edition of The Wall Street Journal.

     (n) "Shares" means the 160,000 shares of the Company's common stock, par value $.25 per share, which are the subject of the Option hereby granted.

     (o) "Subsidiary" means any corporation that, at the time in question, is a subsidiary corporation of the
                  Company within the meaning of Section 425(f) of the Code.

2. Grant of Option. The Company grants to you, as of the Date of Grant, the Option to purchase any or all of the Shares, on the terms and conditions set forth herein and in the Plan. The Option hereby granted is a non-qualified stock option.

3.   Time of Exercise.

     (a) The Option shall become exercisable in four equal installments of 40,000 Shares on the first through fourth anniversaries of the Date of Grant as follows:

                                                    Date on Which Shares
               No. of Shares                      First Become Exercisable

                  40,000                               April 30, 2003
                  40,000                               April 30, 2004
                  40,000                               April 30, 2005
                  40,000                               April 30, 2006

          provided, however, the Option shall become immediately exercisable in full as and to the extent provided in that certain Employment Agreement dated as of April 30, 2002 between the Company and you.

     (b)  After  each   installment   becomes   exercisable,   it  shall  remain
          exercisable until the Expiration Date, when the right to exercise shall terminate absolutely.

4. Payment for Shares. Full payment for Shares purchased upon the exercise of the Option shall be made in cash, common stock of the Company valued at its Fair Market Value on the Date of Exercise, or in a combination thereof, as the Committee may determine. Such determination may include a restriction on the use of any Shares unless they have been held by you for at least six months before delivery, and have not been used for another exercise during such period.

5. Forfeiture of Option and Option Gain Upon Certain Events. Notwithstanding any provision of this Agreement to the contrary, if at any time within (i) the term of this Option or (ii) within three months following termination of employment or (iii) within three months after you exercise any portion of this Option, whichever is the latest, you directly or indirectly engage in any activity in competition with any activity of the Company, or inimical, contrary or harmful to the interests of the Company, including without limitation:

     (a) conduct related to your employment for which either criminal or civil penalties against you may be sought;

          (b) acquisition of a direct or indirect interest or an option to acquire such an interest in any Person engaged in competition with, the Company's business (other than an interest of not more than 5 percent of the outstanding stock of any publicly traded company);

          (c) accepting employment with or serving as a director, officer, employee or consultant of, or furnishing information to, or otherwise facilitating the efforts of, any Person engaged in competition with the Company's business;

          (d) soliciting, employing, interfering with or attempting to entice away from the Company any employee who has been employed by the Company in an executive or supervisory capacity within one year prior to such solicitation, employment, interference or enticement;

          (e)  violation   of  Company   policies,   including   the   Company's
               insider-trading policy; or

          (f)  using for  yourself  or others,  or  disclosing  to  others,  any
               confidential  or  proprietary   information  of  the  Company  in
               contravention of any Company policy or agreement, then

          any and all rights to exercise this Option shall terminate and you shall pay any option gain realized by you from exercising all or any portion of this Option by you to the Company.

6. Right of Set-Off. By accepting this agreement, you consent to a deduction from any amounts the Company owes you, including amounts owed as wages or other compensation, fringe benefits, or vacation paid, to the extent of the amount owed under Paragraph 5 hereof. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount you owe, calculated as set forth above, you agree to pay immediately the unpaid balance to the Company.

7. Committee Discretion. The Committee may release you from your obligations under Paragraph 5 if the Committee (or its duly appointed agent) determines in its sole discretion that such action is in the best interests of the Company.

8. Securities Laws. The Committee may from time to time impose any conditions on the exercise of the Option as it deems necessary or advisable to ensure that all rights granted under the Plan satisfy the requirements of the Securities and Exchange Commission Rule 16b-3 or any successor rule. Such conditions may include, without limitation, the partial or complete suspension of the right to exercise the Option.

9. Issuance of Certificates. Subject to the provisions of Paragraph 9 hereof, a certificate for the Shares issuable on the exercise of the Option shall be delivered to you or to your personal representative, heir or legatee as promptly as possible after the Date of Exercise, provided that no certificates for Shares will be so delivered until (a) appropriate arrangements have been made with Employer for the withholding of any taxes which may be due with respect to such Shares and (b) the Option Price has been paid in full. The Company may condition delivery of certificates for Shares upon the prior receipt from you of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws.

10. Rights Prior to Exercise. Neither you nor your personal representative, heir or legatee shall have any of the rights of a shareholder with respect to any Shares until the date of the issuance to you of a certificate for such Shares as provided in Paragraph 9 hereof.

11. Status of Option; Interpretation. The Option is intended to be a non-qualified stock option. The Committee shall have sole power to resolve any dispute or disagreement arising out of this Agreement. The interpretation and construction of any provision of this Option or the Plan made by the Committee shall be final and conclusive and, insofar as possible, shall be consistent with the requirements of a non-qualified stock option.

12. Entire Agreement. The parties intend this Agreement to be the final expression of their agreement and to be a complete and exclusive statement of their agreement and understanding in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement in two counterparts as of the date stated above.

WEST PHARMACEUTICAL SERVICES, INC.



By:   /s/ Richard D. Luzzi
      --------------------------------
      Richard D. Luzzi, Vice President,
      Human Resources



     /s/ Donald  E. Morel, Jr                  /s/ Suzanne E. Patrick
     ---------------------------------         ---------------------------------
     DONALD E. MOREL, JR.                      (Witness Signature)
     (Employee's Signature)